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                                                                   EXHIBIT 21.01

                           Subsidiaries of the Company

                                                               State of
Name                                                         Incorporation
- ----                                                         -------------

Wickes Lumber Company                                          Delaware
Dependable Insurance Group, Inc.                                Florida
American Financial Acquisition Corporation                      Florida
Laurel Life Insurance Company                                    Texas
American Founders Life Insurance Company                         Texas
Aztec Life Assurance Company                                  California